ASSIGNMENT AND ASSUMPTION AGREEMENT

AND AMENDMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND AMENDMENT (this “Assignment”) is made this 13th day of March, 2026, and effective on or around April 1, 2026, the specific date to be confirmed by the parties at a subsequent date (the “Effective Date”), by and between: (1) with respect to the first agreement enumerated on Exhibit A hereto (a) The Northwestern Mutual Life Insurance Company, a life insurance company organized under the laws of the State of Wisconsin (the “Life Company”), (b) Credit Suisse Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), (c) UBS Asset Management (Americas) LLC, a Delaware limited liability company (“Current Advisor/Administrator”), (d) O’Connor Alternative Investments, LLC, a Delaware limited liability company (“New Advisor/Administrator”), (e) UBS Asset Management (US) Inc., a Delaware corporation (“Current Distributor”), and (f) Ultimus Fund Distributors, LLC an Ohio limited liability company (“New Distributor”); (2) with respect to the second and third agreements enumerated on Exhibit A hereto (a) The Life Company, (b) Current Distributor, and (c) New Distributor; and (3) with respect to the fourth and fifth agreements enumerated on Exhibit A hereto (a) Northwestern Mutual Investment Services, LLC, a Wisconsin limited liability company (“Northwestern Broker”), (b) Current Distributor, and (c) New Distributor (collectively, the “Parties” and each a “Party”).

BACKGROUND

A. WHEREAS, the Parties have entered into certain agreements as set forth on Exhibit A, attached hereto (each an “Agreement” and collectively, the “Agreements”) related to the sale of shares of certain registered open-end management investment companies (the “Funds”) and servicing of Northwestern’s clients invested therein;

B. WHEREAS, the Funds have determined to retain (1) New Distributor in lieu of Current Distributor as their principal underwriter as of the Effective Date and (2) New Advisor/Administrator in lieu of Current Advisor/Administrator as their investment adviser and administrator as of the Effective Date;

C. WHEREAS, certain of the Agreements provide that they may not be assigned without the prior written consent of the Life Company or Northwestern Broker (as applicable); and

D. WHEREAS, in connection with the aforementioned change in service providers to the Funds, the Trust intends to change its name from Credit Suisse Trust to Cantor Fitzgerald Variable Insurance Trust.

NOW, THEREFORE, in consideration of the premises and mutual agreements, promises and covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

AGREEMENT

1. Assignment and Delegation. As of the Effective Date:

(a) Each of Current Distributor and Current Advisor/Administrator hereby assigns the first Agreement enumerated on Exhibit A to New Distributor and New

Advisor/Administrator, respectively, and further transfers, conveys and delegates to New Distributor and New Advisor/Administrator, respectively, all of such Party’s rights in and obligations under such Agreement, except those liabilities, if any, arising from each such respective Party’s provision of services under such Agreement prior to the Effective Date for which such predecessor Party shall remain directly and solely liable; and

(b) Current Distributor hereby assigns the second through fifth Agreements enumerated on Exhibit A to New Distributor and further transfers, conveys and delegates to New Distributor all of Current Distributor’s rights in and obligations under the Agreements, except those liabilities, if any, arising from Current Distributor’s provision of services under the Agreements prior to the Effective Date for which Current Distributor shall remain directly and solely liable.

2. Assumption. As of the Effective Date:

(a) with respect to the first Agreement enumerated on Exhibit A, each of New Distributor and New Advisor/Administrator, respectively, hereby (i) accepts the foregoing assignment and delegation and undertakes, assumes and becomes directly and solely responsible for, and agrees to pay and perform all obligations incidental to such Agreement, except those liabilities, if any, arising from Current Distributor’s or Current Advisor/Administrator’s, respectively, provision of services under such Agreement prior to the Effective Date, and (ii) releases Current Distributor and Current Advisor/Administrator, respectively, from those liabilities arising from New Distributor’s or New Advisor/Administrator’s, respectively, provision of services under such Agreement from and after the Effective Date; and

(b) with respect to the second through fifth Agreements enumerated on Exhibit A, New Distributor hereby (i) accepts the foregoing assignment and delegation and undertakes, assumes and becomes directly and solely responsible for, and agrees to pay and perform all obligations incidental to the Agreements, except those liabilities, if any, arising from Current Distributor’s provision of services under the Agreements prior to the Effective Date, and (ii) releases Current Distributor from those liabilities arising from New Distributor’s provision of services under the Agreements from and after the Effective Date.

3. Further Undertaking. New Distributor and/or New Advisor/Administrator, as applicable, will, from time to time, at the reasonable request of the Current Distributor and/or Current Advisor/Administrator, as applicable, execute and deliver or cause to be executed and delivered, such other instruments, notices, documents and agreements and do all such further acts as the Current Distributor and/or Current Advisor/Administrator, as applicable, reasonably may require for the effective confirmation and consummation of the assumption by the New Distributor and/or New Advisor/Administrator, as applicable, of their respective Agreements.

4. Amendment, Name Change. From and after the date on which the Trust legally changes its name from Credit Suisse Trust to Cantor Fitzgerald Variable Insurance Trust, the Agreements shall be amended such that all references to Credit Suisse Trust therein shall be deemed references to Cantor Fitzgerald Variable Insurance Trust.

5. Ratification. Except as specifically stated in this Assignment, all of the terms and conditions of the Agreements are hereby ratified and confirmed in all respects.

6. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been duly executed by the Parties hereto as of the date first above written.

UBS Asset Management (US) Inc., Current Distributor		UBS Asset Management (Americas) LLC, Current Advisor/Administrator (only with respect to Agreement #1 on Exhibit A)

By:	/s/ John Challice	By:	/s/ Filippo Ilardi

Name:	John Challice	Name:	Filippo Ilardi

Title:	Director__________________	Title:	Managing Director

Ultimus Fund Distributors, LLC, New Distributor		O’Connor Alternative Investments, LLC, New Advisor/Administrator (only with respect to Agreement #1 on Exhibit A)

By:	/s/ Kevin Guerette	By:	/s/ William J. Ferri

Name:	Kevin Guerette	Name:	William J. Ferri

Title:	President____________________	Title:	Head of Asset Management

Acknowledged, agreed, and consented to (only with regard to the Agreement(s) to which it is a party, as indicated on Exhibit A):

Northwestern Mutual Investment Services, LLC

By:	/s/ Laila M. Valters

Name:	Laila Valters

Title:	President

Northwestern Mutual Life Insurance Company

By:	/s/ Lynn Leritz

Name:	Lynn Leritz

Title:	Vice President

Credit Suisse Trust

By:	/s/ Omar Tariq

Name:	Omar Tariq

Title:	President______________________________

EXHIBIT A

1. Fund Participation Agreement – first made by and among The Northwestern Mutual Life Insurance Company (the “Life Company”), Credit Suisse Trust (the “Trust”), Credit Suisse Asset Management, LLC (“Original Investment Adviser/Administrator”), Credit Suisse Securities (USA) LLC (“Original Distributor”), dated September 27, 2013, amended January 4, 2021, and assigned by Original Distributor and Original Investment Advisor/Administrator to UBS Asset Management (US) Inc. (“Current Distributor”) and UBS Asset Management (Americas) LLC (“Current Advisor/Administrator”) on April 24, 2024, and subsequently amended July 24, 2024.

2. Rule 22c-2 Shareholder Information Access Agreement—first made by and between the Life Company and Original Distributor dated September 27, 2013, and assigned by Original Distributor to Current Distributor on April 24, 2024.

3. Administrative Services Agreement – first made by and between the Life Company and Original Distributor dated October 1, 2013, and assigned by Original Distributor to Current Distributor on April 24, 2024.

4. Services Agreement – first made by and between Northwestern Mutual Investment Services, LLC (“Northwestern Broker”) and Original Distributor dated October 1, 2013, and assigned by Original Distributor to Current Distributor on April 24, 2024.

5. Distribution-Related Agreement – first made by and between Northwestern Broker and Original Distributor dated October 1, 2013, and assigned by Original Distributor to Current Distributor on April 24, 2024.

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